UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2006

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2000 M63 North, Benton Harbor, Michigan		49022-2692
(Address of Principal Executive Offices)		(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 – Costs Associated with Exit or Disposal Activities.

(a)           On May 23, 2006, the registrant announced its decision to sell the Hoover floor care (principally vacuum cleaners), Dixie-Narco (commercial vending machines), Amana commercial microwave and Jade commercial appliance businesses in order to focus on its core appliance business.  The financial results of these businesses will be classified as discontinued operations in the registrant’s future financial statements.  Although no definitive agreements have been entered into with third parties, the registrant anticipates completing the sale of these businesses by the end of 2006.

(b)           The registrant is currently unable to estimate the major types of costs associated with the sale of these businesses.

(c)           The registrant is currently unable to estimate the total amount or range of amounts expected to be incurred in connection with the sale of these businesses.

(d)           The registrant is currently unable to estimate the amount or range of amounts of a charge that will result in future cash expenditures.

Item 7.01  Regulation FD Disclosure

On May 23, 2006, the registrant announced expected annual cost savings and one time costs associated with the merger with Maytag.  The registrant also announced expected full-year 2006 and 2007 earnings per share and the decision to sell certain businesses (see Item 2.05 of this report).

Item 9.01  Financial Statements and Exhibits.

99.1         Copy of press release dated May 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: May 24, 2006	By:	/s/ Robert T. Kenagy
		Name:	Robert T. Kenagy
		Title:	Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 23, 2006